UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2016, RetailMeNot, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into an amendment (the “Amendment”) to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”) dated December 23, 2014 with Comerica Bank, as administrative agent, and certain other lenders named therein. The Amendment revises the definition of “EBITDA” under the Loan Agreement and allows the Borrowers to add-back to EBITDA certain expenses related to permitted domestic or foreign acquisitions while also increasing the amount of unrestricted domestic cash the Borrowers are required to hold from at least $45,000,000 to at least $50,000,000 when utilizing this add-back. The Amendment also allows new domestic subsidiaries to become either guarantors or new borrowers under the Loan Agreement, and adds Giftcardzen Inc, a wholly owned subsidiary of the Company, as a new Borrower thereunder. Finally, the Amendment increases the dollar cap for permitted stock repurchases made by the Company during the term of the Loan Agreement from $100,000,000 to $150,000,000.

The Amendment is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Amendment contained in this report is a summary and is qualified in its entirety by the terms of the Amendment.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: May 27, 2016	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated May 26, 2016.